SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): October 19, 1998

                   Universal Stainless & Alloy Products, Inc.
               (Exact name of registrant as specified in charter)


         Delaware                        0-25032                  25-1724540
(State or other jurisdiction     (Commission file number)       (IRS employer
     of incorporation)                                       identification no.)



600 Mayer Street                                                    15017
Bridgeville, Pennsylvania                                        (Zip code)
(Address of principal executive offices)



Registrant's telephone number, including area code: (412) 257-7600

Item 5.   Other Events.

      On October 19, 1998, Universal Stainless & Alloy Products, Inc. (the "Company") announced that it had entered into a letter of intent to acquire AL Tech Specialty Steel Corporation ("AL Tech"), a subsidiary of Sammi Steel Co., Ltd. of Korea, in a transaction valued at approximately $38 million. The transaction is subject to a number of conditions, including the completion of due diligence procedures, the execution of a definitive purchase agreement, successful negotiation of USWA labor and utility contracts, Hart-Scott-Rodino review, and the approval of AL Tech's plan of reorganization by the United States Bankruptcy Court for the Western District of New York. AL Tech filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code on December 31, 1997 related to the earlier bankruptcy filing of its parent Sammi Steel Co., Ltd. under Korean insolvency laws. A copy of the Company's press release describing the proposed transaction is attached hereto as Exhibit
99.01 and is incorporated by reference herein in its entirety.

Item 7.   Financial Statements and Exhibits.

      (c)   Exhibits.

            99.01 Press Release of Universal Stainless & Alloy Products, Inc. dated October 19, 1998.











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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          UNIVERSAL STAINLESS & ALLOY
                                          PRODUCTS, INC.


Date:  October 19, 1998                   By: /s/ Clarence M. McAnnich
                                             --------------------------
                                          Name:  Clarence M. McAnnich
                                          Title: President and Chief
                                                 Executive Officer















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
                                  EXHIBIT INDEX




 EXHIBIT NO.                        DOCUMENT
 -----------                        --------

    99.01 Press Release of Universal Stainless & Alloy Products, Inc. dated October 19, 1998.


















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